UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 28, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On February 28, 2012, Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly-owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), and EFIH Finance Inc. (“EFIH Finance” and, collectively with EFIH, the “Issuer”), a direct, wholly-owned subsidiary of EFIH, completed an offering of $350 million in aggregate principal amount of additional 11.750% Senior Secured Second Lien Notes due 2022 (the “Additional Notes”) in a private placement conducted pursuant to the exemptions from registration contained in Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes are being offered as additional notes under the Indenture, dated as of April 25, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 6, 2012 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of February 28, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Issuer previously issued $406 million aggregate principal amount of its 11% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”) and $800 million aggregate principal amount of its 11.750% Senior Secured Second Lien Notes due 2022 (the “Initial Notes”). The Additional Notes have identical terms, other than the issue date and issue price, will be fungible with, and constitute part of the same series as, the Initial Notes. The Additional Notes and the Initial Notes are referred to herein as the “Notes”. The Notes will mature on March 1, 2022. Interest on the Notes is payable in cash semiannually in arrears on March 1 and September 1 of each year at a fixed rate of 11.750% per annum, commencing on September 1, 2012.

The Notes are secured equally and ratably with the 2021 Notes, on a second-priority basis, by the pledge of all membership interests and other investments EFIH owns or holds in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) or any of Oncor Holdings’ subsidiaries (such membership interests and other investments, the “Collateral”).

The Notes are senior obligations of the Issuer and rank equally in right of payment with all senior indebtedness of the Issuer. The Notes will be effectively senior to all unsecured indebtedness of the Issuer, to the extent of the value of the Collateral, and will be effectively subordinated to indebtedness of the Issuer that is either (1) secured by a lien on the Collateral that is senior to the second-priority liens securing the Notes or (2) secured by assets of EFIH other than the Collateral, to the extent of the value of the assets securing such indebtedness. Furthermore, the Notes will be structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries and senior in right of payment to any future subordinated indebtedness of the Issuer.

The Notes and the Indenture restrict the Issuer’s and its restricted subsidiaries’ ability to, among other things, make restricted payments, incur debt and issue preferred stock, incur liens, permit dividend and other payment restrictions on restricted subsidiaries, merge, consolidate or sell assets and engage in transactions with affiliates. These covenants are subject to a number of important additional limitations and exceptions. The Notes and the Indenture also contain customary events of default, including, among others, failure to pay principal of or interest on the Notes when due. If an event of default occurs under the Notes and the Indenture, the trustee or the holders of at least 30% in aggregate principal amount outstanding of the Notes and the 2021 Notes may declare the principal amount on the Notes and the 2021 Notes to be due and payable immediately. There will initially be no restricted subsidiaries under the Indenture (other than EFIH Finance, which has no assets). Oncor Holdings, the immediate parent of Oncor Electric Delivery Company LLC, and its subsidiaries are unrestricted subsidiaries under the Indenture and, accordingly, are not subject to any of the restrictive covenants in the Indenture.

The Issuer may redeem the Notes, in whole or in part, at any time on or after March 1, 2017, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before March 1, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes from time to time at a redemption price of 111.750% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the Notes at any time prior to March 1, 2017 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Additional Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

A copy of the Base Indenture was previously filed as Exhibit 4(e) to EFH Corp.’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on April 29, 2011, a copy of the First Supplemental Indenture was previously filed as Exhibit 4.1 to EFIH’s current report on Form 8-K filed with the SEC on February 7, 2012, and a copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 and each is incorporated herein by reference. The above description of the Indenture is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture.

Registration Rights Agreement

On February 28, 2012, the Issuer also entered into a registration rights agreement (the “Registration Rights Agreement”) among the Issuer and the initial purchasers named therein. Pursuant to the Registration Rights Agreement, the Issuer has agreed to register with the United States Securities and Exchange Commission (the “SEC”) notes having substantially identical terms as the Additional Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the Additional Notes and to complete such exchange offer no later than 365 days after February 6, 2012. The Issuer has also agreed to file a “shelf” registration statement under certain circumstances to cover resales of the Additional Notes. If such obligations are not satisfied (a “Registration Default”), the annual interest rate on the Additional Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the Additional Notes will increase by 50 basis points over the original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such notes will revert to the original level.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indenture and the Additional Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	4.1	Second Supplemental Indenture, dated as of February 28, 2012, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 11.750% Senior Secured Second Lien Notes due 2022.

	4.2	Registration Rights Agreement, dated as of February 28, 2012, among the Issuer and the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: February 28, 2012

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